Exhibit 10-dd

EXECUTION VERSION

MASTER TERMS AND CONDITIONS FOR FORWARD EQUITY ACQUISITION
TRANSACTIONS BETWEEN CITIBANK, N.A. AND BAUSCH & LOMB INCORPORATED

The purpose of this Master Terms and Conditions for Forward Equity Acquisition Transactions (the "Master Confirmation"), dated as of November 22, 2000, is to set forth certain terms and conditions for forward equity acquisition transactions that Bausch & Lomb Incorporated ("Counterparty") will enter into with Citibank, N.A. ("Citibank"). Each such transaction (a "Transaction") entered into between Citibank and Counterparty that is to be subject to this Master Confirmation shall be evidenced by a written confirmation substantially in the form of Exhibit A hereto, with such modifications thereto as to which Counterparty and Citibank mutually agree (a "Confirmation"). This Master Confirmation and each Confirmation together constitute a "Confirmation" as referred to in the Agreement specified below.
1.

The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Master Confirmation. In the event of any inconsistency between those definitions and provisions and this Master Confirmation, this Master Confirmation will govern. In the event of any inconsistency between the definitions and provisions of the Definitions and this Master Confirmation, on the one hand, and a Confirmation, on the other hand, the Confirmation will govern. With respect to a Transaction, capitalized terms used herein that are not otherwise defined shall have the meaning assigned to them in the Confirmation relating to such Transaction.

2.

This Master Confirmation supplements, forms a part of, and is subject to, the Interest Rate and Currency Exchange Agreement dated as of May 1, 1989 (the "Agreement") between you and us, as amended from time to time. All provisions contained in the Agreement shall govern this Master Confirmation except as expressly modified below. For the purposes of the Agreement, references to "Transaction" herein shall be deemed to be "Swap Transaction".

3.	Each Transaction to which a Confirmation relates is a forward equity acquisition transaction, the terms of which include:
4.	General Definitions
Business Day:	means a day (other than a Saturday or a Sunday) on which commercial banks generally are open for business in New York City.
Carrying Rate:

means on any day with respect to any Tranche Amount (i) until but not including the Initial Reset Date specified in the applicable Confirmation, the Tranche Initial Funding Rate for that Tranche Amount plus the Carrying Spread specified in the applicable Confirmation and (ii) during each period thereafter, LIBOR determined as of the beginning of such period plus the Carrying Spread specified in the applicable Confirmation.

Closing Price:

means, with respect to a Trading Day, the closing price per Common Share on the Principal Market on such day as reported by Bloomberg L.P. ("Bloomberg") or (A) if such price is not reported by Bloomberg, then as reported by such other recognized source selected by Citibank on the relevant day or (B) if the Common Shares cease to be listed on a national securities exchange or included in a quotation system, then the price as determined by Citibank in a commercially reasonable manner.

Common Shares:	means shares of Counterparty's common stock, par value $0.40 per share.
Designated Citibank Affiliate:

means one or more affiliates of Citibank, wholly-owned, directly or indirectly, by Citigroup (or any successor thereto) (or to the extent that Citibank does not designate such an affiliate as permitted under paragraph 9(j) (" Transfer"), Designated Citibank Affiliate means Citibank).

LIBOR:

means the rate per annum for U.S. dollar LIBOR (determined on the basis of the actual number of days elapsed over a 360-day year) for the appropriate reference period, as determined by Citibank, appearing (except as provided in the following sentence) on Telerate Page 3750 or any replacement of that page, two London business days prior to the start of a relevant period, provided that if the rate cannot be so determined, it shall be determined as if USD-LIBOR-Reference Banks (as defined in the 1991 ISDA Definitions (and supplemented by the 1998 Supplement) as published by ISDA) had been specified for purposes of determining the rate. If the relevant period is one week or less, the reference period shall be one week, and the rate shall be as specified on Reuters Screen LIBO Page. LIBOR shall otherwise be determined by linear interpolation if the relevant period does not correspond exactly to a period for which rates appear on Telerate Page 3750 or its replacement. Except for the period ending on the Maturity Date or unless the parties otherwise agree, the relevant period for determining LIBOR shall be three months.

Principal Market:

means New York Stock Exchange or the principal national securities exchange or quotation system on which the Common Shares may be listed or otherwise included in the future should they cease to be quoted on such exchange or quotation system. All references to closing prices for the Common Shares shall be to such prices on the Principal Market, except in the case of sales on a private placement basis pursuant to paragraph 6(f) ("Registration Failure").

Share Cap:

means, as of any date of determination with respect to a Transaction, the Initial Cap for such Transaction specified in the applicable Confirmation minus the net number of shares of the Shares delivered by Counterparty to the Designated Citibank Affiliate in respect of such Transaction on or prior to such date plus the net number of shares of the Shares delivered by the Designated Citibank Affiliate to Counterparty in respect of such Transaction on or prior to such date minus the portion of such Share Cap allocated on or prior to such date to other Transactions between the parties pursuant to the following proviso or a similar provision in other transactions (in each case subject to adjustment pursuant to paragraph 8(c) ("Adjustment Events")); provided, however, that Citibank may, in connection with a Transaction for which the Share Cap is insufficient to permit complete settlement of such Transaction, allocate additional Common Shares to the Share Cap for such Transaction from (i) the then applicable Share Caps of one or more other outstanding Transactions hereunder and (ii) the then applicable Share Caps (however described), if any, of all other outstanding transactions (including, without limitation, options) relating to Common Shares entered into between Counterparty and Citibank on or prior to the date of such allocation, notwithstanding anything to the contrary in such other transactions, in the case of both (i) and (ii) as determined by Citibank in its discretion.

Trading Day:	means a day on which the Principal Market is open for trading.
5.	Initiation of a Transaction; Increasing Transaction Amount; Fees:
(a)

Initiation of a Transaction. From time to time, Citibank may (but shall not be obligated to) agree to initiate a Transaction at Counterparty's request. Counterparty shall specify in its request for a new Transaction a proposed Trade Date, Initial Reset Date and Maturity Date for such Transaction. As promptly as practicable following the agreement to initiate a new Transaction, Citibank shall send Counterparty a Confirmation which shall include the Trade Date, Initial Reset Date, Notice Date, Optional Unwind Date, Maturity Date, Carrying Spread, Tranche Fee Rate, Structuring Fee Amount and Initial Cap to which the parties have agreed. Counterparty shall promptly either (i) sign such Confirmation indicating agreement thereto and return it to Citibank or (ii) notify Citibank of any disagreement with respect to the Confirmation.

(b)

Increasing Transaction Amount. Except as hereinafter provided, on any Trading Day (including the Trade Date) prior to the Initial Reset Date specified in the applicable Confirmation, Counterparty and Citibank may agree to increase the number of shares of the Common Shares under such Transaction. As used herein, "Tranche Date" means, with respect to a Transaction, each Trading Day (including, if applicable, the Trade Date) on which Common Shares are added to such Transaction in accordance with this paragraph (b) and "Tranche Amount" means, for each Tranche Date, the number of shares of the Shares added to such Transaction on such date multiplied by the Tranche Price Per Share (as defined below) for such date. Citibank agrees that it will not unreasonably reject any request by Counterparty for a Tranche Amount, provided that (i) at any time, the sum of the Outstanding Aggregate Amounts (as defined below) for all Transactions and the Other Transaction Amounts for all Other Equity Transactions shall not exceed $80 million, (ii) at any time, the sum of the aggregate numbers of Common Shares specified or to be specified on Schedule A for all Transactions and the number of shares of the Shares underlying all Other Equity Transactions shall not exceed 2.0 million (subject to adjustment pursuant to paragraph 8(c) ("Adjustment Events")), (iii) Citibank may postpone a request in its absolute discretion for up to five Trading Days and (iv) a Tranche Amount may not be accumulated for more than one Transaction on a single day.

WHERE:

"Other Equity Transaction" means any outstanding put option purchased by Citibank from Counterparty with respect to Common Shares.

"Other Transaction Amount" means, with respect to any Other Equity Transaction, a dollar amount equal to the number of shares of the Shares underlying such Other Equity Transaction multiplied by the strike price as defined therein.
(c)

Outstanding Aggregate Amount. The term "Outstanding Aggregate Amount" means, in respect of a Transaction as of any date of determination, a dollar amount equal to the sum of all original Tranche Amounts for such Transaction minus the sum of the Daily Delivery Amounts for each related Delivery Date (each as defined in paragraph 6) occurring prior to such date.

(d)

Procedure for Updating Schedule A. As promptly as practicable following any Tranche Date, Citibank and Counterparty shall update Schedule A to the applicable Confirmation using the following procedure. Citibank shall send Counterparty a revised Schedule A which shall include the price per Common Share (the "Tranche Price Per Share") determined on the Tranche Date and the rate to be used to calculate the funding cost to the Initial Reset Date specified in the applicable Confirmation (the "Tranche Initial Funding Rate") to which the parties have agreed for the related Tranche Amount. The Tranche Price Per Share shall include an amount equal to the Tranche Fee Rate specified in the applicable Confirmation. Counterparty shall promptly either (i) sign such revised Schedule A indicating agreement to Citibank's revisions thereof and return it to Citibank or (ii) notify Citibank of any disagreement with respect to Citibank's revisions to Schedule A.

(e)

Fees. By the third Trading Day following the Trade Date for a Transaction, Counterparty shall pay to Citibank a fee equal to the Structuring Fee Amount, if any, specified in the applicable Confirmation.

(f)

Suspension of Transactions. Notwithstanding anything to the contrary set forth in this paragraph 5, the obligation of Citibank to accumulate additional Tranche Amounts shall be suspended on any date when (i) a Share Price Event, Credit Event, Registration Event or Partial Termination Event (each as defined in paragraphs 7 or 10) has occurred on or before such date or would occur as a result of such accumulation or (ii) an Event of Default, Potential Event of Default or Termination Event with this Transaction as an Affected Transaction has occurred and is continuing or would occur as a result of such accumulation.

6	Unwind Period Settlement Obligations:
(a)

Counterparty Unwind Period Settlement Option. Counterparty shall be entitled to elect by timely written notice to Citibank whether settlement of the parties' respective obligations for a particular Unwind Period shall be by (i) "Full Physical Settlement," (ii) "Net Share Settlement" or (iii) "Net Cash Settlement" (or if Counterparty fails to so elect, it shall be deemed to have elected Full Physical Settlement). If Counterparty elects Full Physical Settlement, Counterparty shall notify Citibank of such election not less than five Trading Days prior to the commencement of the relevant Unwind Period, unless Citibank agrees to a shorter notice period. If Counterparty elects Net Share Settlement or Net Cash Settlement, Counterparty shall notify Citibank of such election not less than twenty Trading Days prior to the commencement of the relevant Unwind Period. The methods for determining the beginning and length of the "Unwind Period" for a "Maturity Termination" as well as for a "Share Price Event," a "Credit Event," an "Optional Unwind" and a "Partial Termination Event" are set forth in paragraph 7.

(b)

Full Physical Settlement. If Counterparty elects or is deemed to have elected Full Physical Settlement with respect to an Unwind Period, on each Delivery Date in such Unwind Period, the Designated Citibank Affiliate shall deliver to Counterparty a number of shares of the Shares equal to the Citibank Share Amount for such Delivery Date against payment by Counterparty to the Designated Citibank Affiliate of cash equal to the Forward Amount for such Delivery Date.

(c)

Net Share Settlement. If Counterparty elects Net Share Settlement with respect to an Unwind Period, on each Delivery Date in such Unwind Period, (i) the Designated Citibank Affiliate shall deliver to Counterparty a number of shares of the Shares equal to the Citibank Share Amount for such Delivery Date against payment by Counterparty to the Designated Citibank Affiliate of cash equal to the Forward Amount for such Delivery Date and (ii) Counterparty shall deliver to the Designated Citibank Affiliate a number of shares of the Shares equal to the Forward Amount for such Delivery Date divided by the Determination Price for such Delivery Date (the "Counterparty Share Amount") against payment by the Designated Citibank Affiliate to Counterparty of cash equal to the Forward Amount for such Delivery Date (the Citibank Share Amount minus the Counterparty Share Amount is referred to herein as the "Net Share Amount"); provided, however, that in no event shall Counterparty be required to deliver to the Designated Citibank Affiliate a net number of shares of the Shares pursuant to this provision that exceeds the then applicable Share Cap; and provided, further, that Counterparty may not elect Net Share Settlement if Counterparty is in breach or violation of the provisions of paragraph 10(c) ("Securities Laws and Registration - Registration Statement").

(d)

Net Cash Settlement. If Counterparty elects Net Cash Settlement with respect to an Unwind Period and subject to Section 6(f) ("Registration Failure"), on each Delivery Date in such Unwind Period, (i) if the Net Share Amount is positive, the Designated Citibank Affiliate shall pay to Counterparty an amount equal to the Net Share Amount multiplied by the Determination Price for such Delivery Date and (ii) if the Net Share Amount is negative, Counterparty shall pay to the Designated Citibank Affiliate an amount equal to the absolute value of the Net Share Amount multiplied by the Determination Price for such Delivery Date; provided that Counterparty may not elect Net Cash Settlement unless Counterparty has been able to complete the actions contemplated in paragraph 10(c) ("Securities Laws and Registration - Registration Statement") and paragraph 10(e) ("Securities Laws and Registration - Due Diligence") (without regard to whether any non-compliance was within the control of Counterparty) and the representations contained in paragraph 10(d) ("Securities Laws and Registration - Representations") are correct and not misleading in any material respect.

WHERE:

"Citibank Share Amount" means, for any Delivery Date, the Daily Delivery Amount for such Delivery Date divided by the weighted average of the Tranche Prices Per Share for each Tranche Amount included in such Daily Delivery Amount.

"Daily Delivery Amount" means, for any Delivery Date, the portion of the Outstanding Aggregate Amount subject to the related Unwind Period divided by the number of Unwind Period Days for such Unwind Period (each determined in accordance with paragraph 7). Tranche Amounts shall be allocated to the Daily Delivery Amount for any Delivery Date as reasonably determined by Citibank.

"Forward Amount" means, for any Delivery Date, a dollar amount equal to (i) the Daily Delivery Amount for such Delivery Date plus (ii) Carrying Costs for such Delivery Date minus (iii) Actual Dividends for such Daily Delivery Amount (subject to provisions of Section 7(b) ("Optional Unwind")).

"Delivery Date" means, in respect of each Unwind Period Day, the third Trading Day after such Unwind Period Day.

"Unwind Period Day" means each Trading Day in an Unwind Period.

"Carrying Costs" means, for any Delivery Date and subject to paragraph 9(g) ("Funding Cost Adjustment"), an amount equal to interest on the Daily Delivery Amount for such Delivery Date at the applicable Carrying Rate, compounded periodically each time LIBOR is reset on an actual/360 basis, for the period from and including the third Trading Day after the Tranche Date for each Tranche Amount included in such Daily Delivery Amount to but excluding such Delivery Date.

"Actual Dividends" means, for any Delivery Date, the amount of all dividends (other than dividends resulting in an adjustment pursuant to paragraph 8(c) ("Adjustment Events") or transferred to Counterparty pursuant to paragraph 9(h) ("Certain Dividends")) paid before the day on which the Unwind Period commences to which a holder of a number of shares of the Shares equal to the (i) applicable Daily Delivery Amount (or portion thereof) outstanding on the applicable ex-dividend date divided by (ii) the weighted average of the Tranche Prices Per Share for each Tranche Amount included in such Daily Delivery Amount (or portion thereof) would be entitled. Actual Dividends also include the interest on such dividends calculated at a LIBOR flat rate.

"Determination Price" means, (i) for any Delivery Date where Counterparty has elected Net Cash Settlement, the Closing Price (net of brokerage costs), and (ii) for any Delivery Date where Counterparty has elected Net Share Settlement, the weighted average price at which Citibank or the Designated Citibank Affiliate sells Common Shares (net of brokerage costs) on the relevant Unwind Period Day of a value equal to the Forward Amount for such Delivery Date. To the extent Citibank or the Designated Citibank Affiliate does not sell Common Shares of such value, the Closing Price shall be used in the calculation of the weighted average price for that remaining value.
(e)

 Final Dividend Amount. In connection with each Unwind Period, Citibank shall transfer to Counterparty, promptly after the related dividend payment date and in the same form in which the dividend was made, the amount of all dividends (other than dividends resulting in an adjustment pursuant to paragraph 8(c) ("Adjustment Events")) with an ex-dividend date on or before the last Trading Day in such Unwind Period and a dividend payment date on or after the first Trading Day in such Unwind Period to which a holder of a number of shares of the Shares equal to the Remaining Share Amount on the applicable ex-dividend date would be entitled.

WHERE:

"Remaining Share Amount" means, for any ex-dividend date, (i) the portion of the Outstanding Aggregate Amount that is the subject of the Unwind Period (determined in accordance with paragraph 7) outstanding on such ex-dividend date divided by the weighted average of the Tranche Prices Per Share for each Tranche Amount included in such portion of the Outstanding Aggregate Amount minus (ii) the Citibank Share Amount for each Delivery Date with a related Unwind Period Day occurring on or before such ex-dividend date.
(f)

Registration Failure. If Counterparty is for any reason unable to have an effective Registration Statement and Prospectus available for use by Citibank on a Trading Day during an Unwind Period as contemplated in paragraph 10(c) ("Securities Laws and Registration-Registration Statement") or complete the other actions contemplated in paragraph 10(c) and paragraph 10(e) ("Securities Laws and Registration-Due Diligence") (in either case determined without regard to whether the cause is not within the control of Counterparty) or Counterparty's representations contained in paragraph 10(d) ("Securities Laws and Registration-Representations") are incorrect or misleading in any material respect,

(i)	Counterparty shall immediately notify Citibank thereof;
(ii)

(A) Citibank shall be entitled to cease selling shares of the Shares pursuant to the Registration Statement; and (B) if the Registration Statement is not effective on such date or a stop order suspending the effectiveness of the Registration Statement has been issued or proceedings for that purpose have been instituted or threatened, or if the representations and warranties contained in paragraph 10(d) ("Securities Laws and Registration-Representations") are not true and correct or if the Registration Statement or Prospectus is otherwise legally inappropriate for use by Citibank (or its Affiliates) under the Act in the judgment of Counterparty or Citibank, and in any such case Counterparty or Citibank so notifies the other party, Citibank shall cease selling shares of the Shares pursuant to the Registration Statement; and

(iii)

if Citibank ceases selling Common Shares pursuant to the Registration Statement pursuant to clause (ii), Counterparty shall promptly, at its election, in connection with a Delivery Date, (A) effect Full Physical Settlement or (B)  alternatively, but only with respect to an Unwind Period where the Seller elected Net Share Settlement (unless otherwise agreed by Citibank), direct Citibank and its Affiliates, in their discretion, (or absent any such election by Counterparty, Citibank and its Affiliates shall be entitled) to sell Common Shares used to hedge this Transaction or Common Shares received from Counterparty hereunder (including pursuant to this clause (iii)) on a private placement basis in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder (a "Private Sale"); provided that if subclause (B) applies, Counterparty shall continue to be obligated to perform its obligations under paragraph 10(e) ("Securities Laws and Registration-Due Diligence") of this Master Confirmation. If Common Shares are so sold, Counterparty shall (A) with respect to an Unwind Period where Counterparty elected Net Cash Settlement, pay to Citibank an amount in US Dollars so that the aggregate proceeds realized from such Private Sale (net of brokerage costs) (the "Initial Sale Proceeds") plus such amount of cash is equal to the Forward Amount for such Delivery Date or (B) with respect to an Unwind Period where Counterparty elected Net Share Settlement (or as otherwise agreed by Citibank) deliver to the Designated Citibank Affiliate, promptly upon request from Citibank, the number of shares of the Shares Citibank reasonably determines, based upon Citibank's anticipated sales of Common Shares on a private placement basis, would be adequate to realize actual proceeds (net of brokerage costs) equal to the Forward Amount for such Delivery Date less the Initial Sale Proceeds, and Counterparty's obligation to deliver Common Shares under this clause (iii) shall be a continuing one until Citibank or its Affiliates have received actual proceeds (net of brokerage costs) equal to the Forward Amount for such Delivery Date less the Initial Sale Proceeds; provided that in no event shall Counterparty be required to deliver a number of shares of the Shares that exceeds the then applicable Share Cap. In the case of subclause (B), Counterparty will be deemed to have represented that each of its filings under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other applicable securities laws that are required to be filed on or prior to any sales hereunder have been filed and that, as of the dates thereof there is and, as of each day on which Citibank or its affiliates sell Common Shares pursuant to this clause (iii), as supplemented by any information provided by Counterparty to Citibank, there will be no misstatement of material fact or omission of a material fact necessary to make the statements, therein, in light of the circumstances under which they were made, not misleading. Citibank and its affiliates shall be entitled to disclose any material non-public information regarding Counterparty in their possession to prospective purchasers in such a private placement, provided that any such purchaser agrees with Citibank to maintain such information on a confidential basis.

7.	Unwind Periods:
(a)

Maturity Termination. By the close of business in New York on the Notice Date specified in the applicable Confirmation, Counterparty shall propose to Citibank a Trading Day on which the Unwind Period ending on the Maturity Date specified in the applicable Confirmation will commence, such that the length of such Unwind Period is from 1 to 40 consecutive Trading Days inclusive (a "Maturity Termination"). If Citibank does not agree with Counterparty's proposal, the parties shall negotiate in good faith and, in the event the parties cannot agree by the tenth Business Day after the Notice Date, the Unwind Period shall commence on a Trading Day determined by Citibank such that the expected number of Trading Days in the Unwind Period ending on the Maturity Date shall be 20. An Unwind Period will commence on such Trading Day with respect to the entire Outstanding Aggregate Amount.

(b)

Optional Unwind. At any time, Counterparty (i) may notify Citibank of its desire to effect a settlement with respect to any portion or all of the Outstanding Aggregate Amount for any one or more Transactions having a Notice Date (as specified in the applicable Confirmation) after the proposed Unwind Period commencement date over such number of Trading Days, from 1 to 40 consecutive Trading Days inclusive, as Counterparty may determine (an "Optional Unwind") and (ii) shall include in such notice an irrevocable indication of its election pursuant to paragraph 6(a) ("Counterparty Unwind Period Settlement Option"). Citibank shall not unreasonably reject the proposed portion of such Outstanding Aggregate Amount, Unwind Period length or commencement date of the Unwind Period relating to such Optional Unwind; provided that unless Counterparty has elected Full Physical Settlement pursuant to paragraph 6(a) ("Counterparty Unwind Period Settlement Option"), the Unwind Period shall commence at least twenty Trading Days after Counterparty gives notice of its desire to effect an Optional Unwind. If any such term is not reasonably acceptable to Citibank, the parties shall negotiate in good faith to modify the proposed term, provided that if the parties cannot agree regarding the Unwind Period length, the number of Trading Days in the Unwind Period shall be 20. Citibank shall allocate the portion of the Outstanding Aggregate Amount that is to be the subject of the Unwind Period to one or more Transactions having a Notice Date after the Unwind Period commencement date as it determines appropriate. If the first Trading Day in the Unwind Period is before the Optional Unwind Date, if any, specified in the applicable Confirmation, Counterparty shall pay Citibank by the second Business Day following such Trading Day an amount equal to the present value (calculated by Citibank using a discount rate equal to LIBOR minus 0.125% per annum) of the Carrying Spread that would have been earned on the portion of the Outstanding Aggregate Amount subject to such Optional Unwind had it remained outstanding through such date, or Counterparty may elect to increase the applicable Forward Amount for the related Delivery Date by such amount.

(c)

Share Price Event. A "Share Price Event" shall occur with respect to a Transaction if the Closing Price on any Trading Day is equal to or less than the Share Price Trigger for such Transaction (subject to adjustment pursuant to paragraph 8(c) ("Adjustment Events")). Upon or after the occurrence of a Share Price Event, Citibank shall be entitled to commence an Unwind Period with respect to the entire Outstanding Aggregate Amount. Such Unwind Period shall commence on a Trading Day and end on and include a Trading Day, each as designated by Citibank. At the option of Citibank, any Unwind Period that had commenced prior to the start of the Unwind Period for such Share Price Event and not terminated shall terminate on the Trading Day prior to the start of the Unwind Period for such Share Price Event.

WHERE:

"Share Price Trigger" means, with respect to a Transaction as of any date of determination, unless otherwise specified in the Confirmation for such Transaction, the greater of $24 per share and 55% multiplied by the weighted average of the Tranche Prices Per Share for each Tranche Amount for such Transaction accumulated on or prior to such date.
(d)

Credit Event. A "Credit Event" shall occur if Counterparty's unsecured and unsubordinated long-term debt rating (not supported by third party credit enhancement), if any, falls below BBB- by Standard & Poor's Ratings Services (including its successors, "S&P"), or below Baa3 by Moody's Investors Service, Inc. (including its successors, "Moody's") or if S&P and Moody's have ceased providing such ratings. Upon the occurrence and continuation of a Credit Event, Citibank shall be entitled to commence an Unwind Period with respect to the entire Outstanding Aggregate Amount. Such Unwind Period shall commence on a Trading Day and end on and include a Trading Day, each as designated by Citibank. At the option of Citibank, any Unwind Period that had commenced prior to the start of the Unwind Period for such Credit Event and not terminated shall terminate on the Trading Day prior to the start of the Unwind Period for such Credit Event.

(e)

Partial Termination Event. A "Partial Termination Event" shall occur if on any day the Transaction Equity for such day exceeds 4.9% of the number of outstanding Common Shares on such day determined on an aggregate basis for all outstanding Transactions. Upon or after the occurrence of a Partial Termination Event, Citibank shall be entitled to commence an Unwind Period with respect to a portion of the Outstanding Aggregate Amount for all Transactions equal to the amount determined by Citibank so that after completion of the Unwind Period related to the Partial Termination Event, the Transaction Equity would not exceed 4.9% of the number of outstanding Common Shares determined on an aggregate basis for all outstanding Transactions. Citibank shall allocate the portion of such Outstanding Aggregate Amount that is to be the subject of the Unwind Period to one or more Transactions as it determines appropriate. Such Unwind Period shall commence on a Trading Day and end on and include a Trading Day, each as designated by Citibank. At the option of Citibank upon notice to Counterparty, an Unwind Period that has commenced with respect to a Transaction shall terminate on the Trading Day prior to the start of the Unwind Period for such Partial Termination Event.

WHERE:

"Transaction Equity" means, with respect to any day, a number of shares of the Shares equal to the sum of (i) the Counterparty Share Amount for such day (determined using the Closing Price for such day and assuming an Unwind Period of one day) and (ii) the number of shares of the Shares held by Citibank or its affiliates on such day to hedge other transactions with Counterparty as counterparty.
(f)

Suspension of Unwind Period. Counterparty may, by notice to Citibank by 8:30 a.m. New York time on any Trading Day, suspend an Unwind Period for up to 20 days in the aggregate in connection with an Optional Unwind or Maturity Termination, based on the advice of counsel respecting applicable federal securities laws that such Unwind Period should be suspended; provided that a suspension of an Unwind Period may not exceed 5 days in the aggregate upon the occurrence of a Share Price Event or Credit Event or Termination Event where Counterparty is the Affected Party or Event of Default where Counterparty is the Defaulting Party. As promptly as practicable after such suspension, Citibank will adjust any term of this Transaction relating to an Unwind Period, Maturity Date or other Trading Day or otherwise to the extent appropriate to effectuate the fundamental economic terms of this Transaction.

(g)

Unwind Periods in Effect. For purposes of "Optional Unwind" and "Maturity Termination," and unless Citibank (in the case of "Share Price Event," "Credit Event" or "Partial Termination Event") elects to terminate an Unwind Period in effect in accordance with the last sentence of such paragraphs, any Daily Delivery Amount for which an Unwind Period is in effect shall be deemed not outstanding for purposes of determining the Outstanding Aggregate Amount to be subject to such an Unwind Period.

8.	Disruptions and Adjustments:
(a)

Market Disruption Events. If on any day that would otherwise be a Trading Day Citibank reasonably determines that there has been a material suspension or material limitation of trading in the Common Shares on the Principal Market, or that trading in securities in general on the Principal Market has been materially suspended or materially limited (a "Market Disruption Event"), then that day shall be deemed not to be a Trading Day (in whole or in part), and the next Trading Day shall be postponed to the first succeeding Trading Day on which, in Citibank's determination, there is no Market Disruption Event. As promptly as practicable after the occurrence of a Market Disruption Event, Citibank will adjust any term of an affected Transaction relating to an Unwind Period, Maturity Date or other Trading Day or otherwise to the extent appropriate to effectuate the fundamental economic terms of such affected Transaction.

(b)

Disruption of Settlement. If on any date there occurs an event beyond the control of the parties as a result of which The Depository Trust Company or any successor depository cannot effect a transfer of the Common Shares pursuant to this Transaction, the party obligated to deliver the Common Shares shall use its reasonable best efforts to cause the Common Shares to be delivered as promptly as practicable to the other party in any commercially reasonable manner. Each party agrees that if delivery of the Common Shares on any Delivery Date is subject to any restriction imposed by a regulatory authority, the parties will negotiate in good faith a procedure to effect settlement of such Common Shares in a manner that complies with any relevant rules of such regulatory authority.

(c)

Adjustment Events. In the event of (i) a subdivision, consolidation or reclassification of the Common Shares into a different number or kind of shares of stock of Counterparty, (ii) a dividend on the Common Shares paid in Common Shares, (iii) a merger or other transaction whereby the outstanding Common Shares are exchanged for another class of securities, or securities of another issuer, or (iv) any other similar event (an "Adjustment Event"), then in each case, Citibank shall make appropriate adjustments to the terms of an affected Transaction, and/or amend the definition of Common Shares or Share Price Event, such that the fundamental economic terms of such affected Transaction are equivalent to those in effect immediately prior to the Adjustment Event.

9.	Miscellaneous:
(a)

Early Termination. The parties agree that clause (b) of the definition of Settlement Amount shall apply with respect to each Transaction as if a Market Quotation for each Transaction could not be determined. The parties further agree that for purposes of calculating Citibank's Loss under Section 6(d) and (e) of the Agreement in connection with any Transaction under this Master Confirmation (each such Transaction a "Specified Forward Transaction"), Citibank and its affiliates shall dispose of any Common Shares used to hedge such Transactions over a period consisting of (i) in the case of an Early Termination Date resulting from an Event of Default, any number of Trading Days as Citibank may determine and (ii) in the case of an Early Termination Date resulting from a Termination Event, any number of Trading Days as Citibank may determine and to which Counterparty shall not unreasonably object. If the Loss amount determined with respect to any Specified Forward Transaction is an amount owing to Citibank (the "Citibank Loss Amount"), Counterparty may elect to deliver a number of shares of the Shares to Citibank in lieu of the Citibank Loss Amount, in accordance with the following provisions:

(i)	the Citibank Loss Amount shall not be considered in determining any calculation, payment or delivery relating to the parties' other Transactions under Section 6(e) of the Agreement;
(ii)

the Citibank Loss Amount will be deemed to include (to the extent permitted under applicable law and to the extent not already included in calculating the Citibank Loss Amount) interest thereon (before as well as after judgment) in USD from (and including) the Early Termination Date to (but excluding) the date that Citibank realizes actual net proceeds equal to such Citibank Loss Amount, or portion thereof, at the applicable Carrying Rate. Such interest will be calculated on the basis of daily compounding, the Fed Funds rate as quoted by Bloomberg, L.P. and the actual number of days elapsed;

(iii)

Counterparty shall deliver promptly upon request the number of shares of the Shares Citibank reasonably initially determines is adequate to realize actual proceeds (net of brokerage costs) upon resale equal to the Citibank Loss Amount. Citibank shall sell for cash such Common Shares and Counterparty shall be obligated to deliver additional Common Shares to Citibank until Citibank or its affiliates have realized actual cash proceeds (net of brokerage costs) equal to the Citibank Loss Amount (including any additional amounts determined pursuant to clause (ii) above) plus any additional amounts due; provided that in no event shall Counterparty be required to deliver a number of shares of the Shares that exceeds the then applicable Share Cap. Citibank and its affiliates shall be entitled to the benefit of, and such sales shall be subject to, the relevant provisions of the Master Confirmation applicable to the delivery and resale of Common Shares, including but not limited to paragraphs 6(f), 9(d), 9(i), 10(a), 10(c), 10(d), 10(e), and 11 (to the extent applicable and which shall be deemed to be modified to conform to the procedures set forth herein); provided that any failure to perform by Counterparty shall not limit Citibank's right to effect a sale of such Common Shares as provided hereunder; and

(iv)	notwithstanding the foregoing, Counterparty may satisfy its remaining obligations hereunder with respect to Specified Forward Transactions in cash in lieu of Common Shares at any time.

(b)

Set-Off and Netting. The provisions in the Schedule to the Agreement titled "Set-Off" and "Netting" shall not apply with respect to a Transaction and Citibank agrees not to set-off or net amounts due from Counterparty with respect to a Transaction against amounts due from Citibank to Counterparty under other obligations. Section 2(c) of the Agreement as it applies to payments due with respect to the same Transaction and Section 9(c) below shall remain in effect and is not subject to the first sentence of this clause (b).

(c)

Netting of Obligations; Rounding. The respective Common Share delivery and cash payment obligations on any day of Counterparty, on the one hand, and Citibank and the Designated Citibank Affiliate, on the other hand, whether under a single or multiple Transactions, shall be netted. The net Common Shares delivery obligation of either party shall be rounded down to the nearest number of whole shares, such that neither party shall be required to deliver any fractional shares.

(d)

Agreement regarding Common Shares. Each party agrees with the other that, in respect of any Common Shares delivered to the other party, (i) in the case of Citibank, the Designated Citibank Affiliate will, at the time of delivery, be the legal and beneficial owner thereof, free of liens and other encumbrances (which does not include transfer restrictions under securities laws and the terms hereof), and (ii) in the case of Counterparty, such shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, and subject to no adverse claims of any other party other than transfer restrictions under securities laws permitted under the terms hereof.

(e)

Default Expenses. If a party defaults in the performance of any obligation required to be settled by delivery, it will indemnify the other party on demand, in accordance with the practice of the Principal Market for the Common Shares, for any reasonable costs, losses or expenses (including the costs of borrowing Common Shares, if applicable) resulting from such default. A certificate signed by the deliveree setting out such costs, losses or expenses in reasonable detail shall be conclusive evidence that they have been incurred, absent bad faith or manifest error. Such additional amounts may, at Counterparty's option, be paid in U.S. dollars or be satisfied by transfer of a number of shares of the Shares having an equivalent value; provided, however, that Counterparty shall be entitled to satisfy such obligation by transfer of Common Shares only if it provides 20 days' notice of its intent to do so within 2 Business Days after receipt of such certificate referred to above from Citibank and complies with its obligations and makes the representations set forth in paragraph 10 ("Securities Laws and Registration") as if such transfer were in connection with Transfer Date to which Net Share Settlement or Net Cash Settlement applied for purposes of paragraph 6(a) ("Counterparty Unwind Period Settlement Option"); provided, further, that in no event shall Counterparty be required to deliver a number of shares of the Shares in excess of the then applicable Share Cap.

(f)	Amendment to Agreement.

(i)

Physical references to payment of amounts in Sections 2(a)(i), 5(a)(i), 5(b)(i)(1), 6(c)(ii), 6(e)(iv) and the definition of "Scheduled Payment Date" in the Agreement shall be deemed amended to include reference to the delivery of the Shares with respect to this Master Confirmation.

(ii)

The reference to payment obligation in the phrase, "preserving for such party the economic equivalent of the payment obligation" in the definition of "Market Quotation" in the Agreement shall be deemed amended to include reference to the obligation to make delivery of the Shares with respect to this Master Confirmation.

(iii)

For the purpose of this Master Confirmation, with respect to the definition of "Unpaid Amounts" in the Agreement the following shall be inserted after the phrase "and which remain unpaid as at such Early Termination Date":

"plus, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii), required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date or delivery, in each case".

(g )

Funding Cost Adjustment. If for any reason the relevant interest period does not correspond with the reference period used for purposes of calculating the Carrying Costs, Citibank shall reasonably adjust the terms of this Transaction appropriately to reflect any additional funding costs incurred, or any reduction in funding costs received, by Citibank.

(h)

Certain Dividends. Citibank shall transfer to Counterparty, promptly after the related dividend payment date and in the same form in which the dividend was made, the amount of all dividends (other than cash dividends and dividends resulting in an adjustment pursuant to paragraph 8(c) ("Adjustment Events")) to which a holder of a number of shares of the Shares equal to the Dividend Share Amount on the applicable ex-dividend date would be entitled.

WHERE:

"Dividend Share Amount" means, for any ex-dividend date, a number of shares of the Shares equal to (i) the portion of the Outstanding Aggregate Amount outstanding on such ex-dividend date that is not, and has not been, the subject of an Unwind Period (determined in accordance with paragraph 7) when such dividend is paid divided by (ii) the weighted average of the Tranche Prices Per Share for each Tranche Amount included in such portion of the Outstanding Aggregate Amount.
(i)

Increased Costs. If Citibank reasonably determines that from the Trade Date of the relevant Transaction (i) due to either (x) the introduction of or any change in or in the interpretation of any law or regulation or (y) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to Citibank or its affiliates of engaging in this Transaction or related transactions, or (ii) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) increases or would increase the amount of any capital required or expected to be maintained by Citibank or any affiliate of Citibank as a direct or indirect consequence of the affected Transaction ("Increased Costs"), then Counterparty shall elect from time to time until the affected Transaction is no longer outstanding (whether through Optional Unwind or otherwise), promptly upon demand by Citibank, to either (i) promptly convey to Citibank additional amounts sufficient to compensate Citibank for such Increased Costs as are incurred or (ii) direct the Calculation Agent to adjust the Forward Amount to reflect such Increased Costs. Additional amounts conveyed as incurred may, at Counterparty's option, be paid in U.S. dollars or be satisfied by delivery of a number of shares of the Shares having an equivalent value; provided, however, that Counterparty shall be entitled to satisfy such obligation by delivery of Common Shares only if it provides 20 days' notice of its intent to do so within 5 Business Days after receipt of such certificate of increased cost from Citibank and complies with its obligations and makes the representations set forth in paragraph 10 ("Securities Laws and Registration") (and, as applicable, paragraph 6(f) ("Registration Failure")) as if such delivery were in connection with a Delivery Date to which Net Share Settlement applied for purposes of paragraph 6(a) ("Counterparty Unwind Period Settlement Option"); provided, further, that in no event shall Counterparty be required to deliver a number of shares of the Shares in excess of the then applicable Share Cap. A certificate as to the amount of Increased Costs, submitted to Counterparty by Citibank, shall be conclusive and binding for all purposes absent bad faith or manifest error.

(j)

Transfer. Notwithstanding Sections 7 or 10(b) of the Agreement, Citibank shall assign its rights and obligations hereunder to make or receive cash payments and delivery of Common Shares to a Designated Citibank Affiliate to the extent provided in this Master Confirmation; provided that Counterparty shall have recourse to Citibank in the event of the failure by a Designated Citibank Affiliate to perform any of such obligations hereunder. Notwithstanding the foregoing, recourse to Citibank shall be limited to recoupment of Counterparty's monetary damages and Counterparty hereby waives any right to seek specific performance by Citibank of its obligations hereunder. Such failure after any applicable grace period shall be an Additional Termination Event with this Transaction as the sole Affected Transaction and Citibank as the sole Affected Party.

(k)

Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with this Transaction and (ii) agrees to use commercially reasonable efforts to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its affiliates.

(l)

Severability; Illegality. If compliance by either party with any provision of this Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of this Transaction shall not be invalidated, but shall remain in full force and effect.

(m)	Calculation Agent. Citibank shall make all calculations, adjustments and determinations required pursuant to this Transaction in good faith and in a commercially reasonable manner.
(n)	Cash Payments. All references herein to "USD", "dollars" or "$" are to U.S. dollars. All amounts payable in cash shall be payable in dollars in immediately available funds.
(o)

Waiver of Trial by Jury. EACH OF COUNTERPARTY AND CITIBANK HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS TRANSACTION OR THE ACTIONS OF CITIBANK OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(p)	Financial Statements. Counterparty will provide to Citibank promptly upon request copies of its most recent annual report containing audited or certified financial statements.
(q)

Delivery of Opinion. On the date hereof, Counterparty will provide to Citibank an opinion of counsel (which may be a senior lawyer employed by Counterparty or an affiliate thereof) regarding this Master Confirmation and the Transactions contemplated hereby in form and substance reasonably satisfactory to Citibank. Upon the reasonable request of Citibank based upon material changes in the condition or circumstances of the Counterparty or in applicable law, Counterparty will provide to Citibank such an opinion in connection with a particular Transaction on or prior to the Trade Date thereof.

(r)

Available Shares. Counterparty agrees that while any Transaction is outstanding it shall cause (i) the number of authorized Common Shares minus (ii) the number of outstanding Common Shares minus (iii) the number of shares of the Shares reserved by Counterparty for other purposes (other than in connection with Transactions hereunder) minus (iv) without duplication of clause (iii), the aggregate maximum number of shares of the Shares deliverable under warrants, options, swaps, forwards, convertible or exchangeable securities or other similar transactions, agreements or instruments issued by Counterparty or to which Counterparty is a party as counterparty that provide for net share settlement or otherwise may require the issuance of the Common Shares by Counterparty to exceed the sum of the then outstanding Share Caps. The parties agree that a failure by Counterparty to comply with the preceding sentence shall be an Event of Default with respect to Counterparty without regard to any grace period that would otherwise be applicable. Counterparty agrees to promptly notify Citibank if the number of shares of the Shares determined pursuant to clauses (i) through (iv) above is at any time less than the sum of the then outstanding Share Caps.

(s)

Status of Obligations. The parties agree that in the event of a bankruptcy, insolvency or similar proceeding with respect to Counterparty any claim of Citibank against Counterparty with respect to any failure by Counterparty to make a payment or deliver Shares in the amount or number required hereunder shall rank on a parity with respect to priority of payment with claims of holders of Shares.

(t)

Confidentiality. Citibank and Counterparty agree that (i) the Counterparty is not obligated to us to keep confidential from any and all persons or otherwise limit the use of any element of descriptions relating to tax aspects of the transaction and any part of the structure necessary to understand those tax aspects, and (ii) Citibank does not assert any claim of proprietary ownership in respect of such descriptions contained herein of the use of any entities, plans or arrangements to give rise to significant U.S. federal income tax benefits for the Counterparty.

10.	Securities Laws and Registration:
(a)

Compliance with Securities Laws.  Each party agrees that it will comply, in connection with this Transaction and all related or contemporaneous sales, purchases, offers and dispositions of Common Shares and securities linked to the Common Shares, with the applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder, including, without limitation, Rules 10b-5 and 10b-18 ("Rule 10b-18") and Regulation M (" Regulation M") under the Exchange Act, provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party's market activities. Without limiting the foregoing, the parties agree to coordinate (and to cause their "affiliated purchasers" (as defined in Rule 10b-18 under the Exchange Act) to coordinate) their purchases of Common Shares in order to comply with Rule 10b-18 while the Transaction amount is being increased.

(b)

Triggers for Shelf Registration. Unless Counterparty has (A) given notice of its desire to effect an Optional Unwind with respect to the entire Outstanding Aggregate Amount for all Transactions upon terms reasonably satisfactory to Citibank and (B) irrevocably elected Full Physical Settlement pursuant to paragraph 6(a) ("Counterparty Unwind Period Settlement Option"), Counterparty shall file the Registration Statement referred to in paragraph (c) below within five days of the occurrence of either (x) the Closing Price on any Trading Day being equal to or less than the greater of $27 per share and 65% multiplied by the weighted average of the Tranche Prices Per Share for each Tranche Amount for a Transaction hereunder accumulated on or prior to such date (subject to adjustment pursuant to paragraph 8(c) ("Adjustment Events")) or (y) Counterparty's unsecured and unsubordinated long-term debt rating (not supported by third party credit enhancement) falling below BBB- by S&P, or Baa3 by Moody's or the equivalent rating by another nationally recognized statistical rating agency or in any case being suspended or withdrawn (either occurrence, a "Registration Event"), and thereafter all commercially reasonable efforts within its control to have the Registration Statement declared effective as soon as possible and remain effective over the remaining term of this Transaction.

(c)

Registration Statement. Unless in connection with an Unwind Period, Counterparty elects Full Physical Settlement pursuant to paragraph 6(a) ("Counterparty Unwind Period Settlement Option"), Counterparty agrees to take all commercially reasonable actions within its control, including, without limitation, the procedures set forth in Annex A hereto, to make available to Citibank and its affiliates an effective registration statement (the "Registration Statement") pursuant to Rule 415 under the Securities Act and one or more prospectuses as necessary to allow Citibank and its affiliates to comply with the applicable prospectus delivery requirements (the "Prospectus ") for the resale by Citibank and its affiliates of such number of shares of the Shares as Citibank shall reasonably specify (or, if greater, the number of shares that Counterparty shall reasonably specify), such Registration Statement to be effective and Prospectus to be current for each day in the Unwind Period and for at least ten Trading Days after the Unwind Period (excluding, for the avoidance of doubt, days on which the Unwind Period has been suspended pursuant to paragraph 7(f) ("Suspension of Unwind Period")). It is understood that the Registration Statement and Prospectus may cover a number of shares of the Shares equal to all Common Shares acquired by Citibank or its affiliates for hedging purposes plus all Common Shares delivered by Counterparty pursuant to this Transaction. Citibank shall provide, by a reasonable time in advance, such information regarding Citibank and its affiliates as Counterparty, upon advice from counsel, reasonably determines is required to be included in the Prospectus. Counterparty shall pay the applicable registration fee and all costs in connection with the preparation of the Registration Statement and the Prospectus (or any offering document for sales on a private placement basis pursuant to paragraph 6(f) ("Registration Failure")) including, without limitation, Citibank's legal expenses reasonably incurred in connection with the preparation of the Registration Statement and the Prospectus (or any such offering document) and the cost of printing the Prospectus (or any such offering document); provided that the foregoing shall not include underwriting discounts and commissions. Counterparty agrees to take all commercially reasonable actions within its control set forth in Annex B hereto and otherwise use commercially reasonable efforts to take such actions within its control reasonably requested by Citibank to facilitate the disposition of the Common Shares.

(d)

Representations. Counterparty represents (A) on the Trade Date of this Transaction, (B) on each day on which the Transaction amount is being increased, and (C) unless Counterparty elects Full Physical Settlement pursuant to paragraph 6(a) ("Counterparty Unwind Period Settlement Option"), on each day described in paragraph (c) above in connection with an Unwind Period, that (x) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made with respect to a Prospectus) not misleading and (y) in the case of (B), if Counterparty were to have purchased a number of shares of the Shares equal to the Tranche Amount for the related Tranche Date divided by the related Tranche Price Per Share, whether on the Principal Market or otherwise, such purchase would have been in compliance with applicable law (assuming compliance with Rule 10b-18 and Regulation M by any broker or dealer affecting such purchases for Counterparty) and all contractual obligations of Counterparty and its affiliates.

(e)

Due Diligence. Unless by the close of business on the twentieth Trading Day prior to the commencement of the relevant Unwind Period Counterparty elects Full Physical Settlement pursuant to paragraph 6(a) ("Counterparty Unwind Period Settlement Option"), Counterparty agrees to provide to Citibank and its affiliates by the Trading Day before the commencement of the relevant Unwind Period (or such earlier date reasonably requested by Citibank) opinions of counsel, accountant's comfort letters, officers' certificates and representations and such other documents as may be reasonably requested by Citibank as are customary for offerings of securities by issuers then similarly situated as Counterparty. Counterparty also agrees that beginning (x) no later than such twentieth Trading Day before the commencement of the relevant Unwind Period and (y) on the date of occurrence of an event that obligates Counterparty to file a Registration Statement pursuant to paragraph (b) above, Citibank and its affiliates shall be entitled to perform such diligence review as Citibank may reasonably request and the results thereof shall be reasonably satisfactory to Citibank. Counterparty agrees to reimburse Citibank for all reasonable out-of-pocket expenses it incurs in connection with such due diligence review. In addition, from time to time, Citibank shall be entitled to attend, with notice, Counterparty's general meetings with equity analysts and make reasonable inquiries of appropriate officers of Counterparty.

(f)

Additional Event of Default. Failure by Counterparty to comply with its obligations under paragraphs (b), (c) and (e) above or under paragraph 6(f) ("Registration Failure"), if such failure is not remedied on or before the third Business Day after notice of such failure is given to Counterparty, shall constitute an Event of Default with respect to Counterparty without regard to any otherwise applicable grace period.

11.	Indemnification and Contribution:
(a)

Indemnification by Counterparty. Counterparty agrees to indemnify and hold harmless Citibank, its affiliates, their respective directors, officers, employees, agents, advisors, brokers and representatives and each person who controls Citibank or its affiliates within the meaning of either the Securities Act or the Exchange Act against, and Counterparty agrees that no indemnified party shall have any liability to Counterparty or any of its affiliates, officers, directors, or employees for, any liability (whether direct or indirect, in contract, tort or otherwise) for, any losses, claims, damages, liabilities or expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions, claims, investigations or proceedings in respect thereof, whether commenced or threatened) (A) arise out of or relate to (x) actions or failures to act by Counterparty (including any misstatement or alleged misstatement of a material fact contained in the Registration Statement or the Prospectus (or in any offering materials or supplemental information provided by or on behalf of Counterparty in connection with any sales on a private placement basis pursuant to paragraph 6(f) ("Registration Failure")), or in any amendment thereof or supplement thereto, or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not (in light of the circumstances under which they were made with respect to a Prospectus) misleading) or (y) actions or failures to act by an indemnified party with the consent of or in reliance on Counterparty or (B) otherwise arise out of or relate to this Transaction or any related transactions, provided that (i) the exculpation clause above with respect to indemnified parties, clause (A)(y) with respect to actions taken by indemnified parties and clause (B) shall not apply to the extent, but only to the extent, that any losses, claims, damages, liabilities or expenses of an indemnified party have resulted primarily from the gross negligence or willful misconduct of such indemnified party and (ii) clause (A)(x) shall not apply to any untrue statement or omission of material fact made in any preliminary prospectus, to the extent that any such loss, claim, damage or liability of such an indemnified party occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) the Counterparty had previously furnished copies of the prospectus to Citibank, (x) delivery of the prospectus was required by the Securities Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the prospectus and (ii) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the corrected prospectus. Counterparty agrees, promptly on demand, to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action. Notwithstanding anything to the contrary in the foregoing, Counterparty will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Counterparty by or on behalf of Citibank specifically for use in connection with the preparation of the Prospectus or other offering material or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which Counterparty may otherwise have.

(b)

Indemnification by Citibank. Citibank agrees to indemnify and hold harmless Counterparty, its affiliates, their respective directors, officers, employees and agents, and each person who controls Counterparty within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from Counterparty to Citibank, but only with reference to written information furnished to Counterparty by or on behalf of Citibank specifically for use in the preparation of the Prospectus or other offering materials or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which Citibank may otherwise have.

(c)

Legal Proceedings. Promptly after receipt by an indemnified party under paragraphs (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraphs (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under paragraphs (a) or (b) above or, in respect of paragraphs (a) or (b) above, to the extent that the indemnifying party was not materially prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to represent such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under paragraphs (a) or (b) above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), representing the indemnified parties who are parties to such action), (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (A) or (C) is applicable, such liability shall be only in respect of the counsel referred to in such clause (A) or (C). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising from such proceeding.

(d)

Contribution. If the indemnification provided for above is unavailable to or insufficient to hold harmless an indemnified party for any reason in respect of any losses, claims, damages, expenses or liabilities referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities, in such proportion as is appropriate to reflect not only the relative fault of Counterparty on the one hand and of Citibank on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, but also any other relevant equitable considerations. The relative fault of Counterparty on the one hand and Citibank on the other shall be determined by reference to, among other things, whether the misstatement or alleged misstatement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Counterparty or by Citibank and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The parties agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

12.	Representations:
(a)	Each party represents (which representations will be deemed to be repeated on each Tranche Date) to the other party that:

(i)	It is acting as principal for its own account and not as agent when entering into this Transaction;
(ii)

It has sufficient knowledge and expertise to enter into this Transaction and it is entering into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as its deems necessary and not upon any view expressed by the other. It has made its own independent decision to enter into this Transaction, is acting at arm's length and is not relying on any communication (written or oral) of the other party as a recommendation or investment advice regarding this Transaction. It has the capability to evaluate and understand (on its own behalf or through independent professional advice), and does understand, the terms, conditions and risks of this Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks. It acknowledges and agrees that the other party is not acting as a fiduciary or advisor to it in connection with this Transaction. It is entering into this Transaction for the purposes of hedging its underlying assets or liabilities, in connection with a line of business or to lock in the future cost of its share repurchase program, and not for purposes of speculation; and

(iii)	It is an "accredited investor" as defined in Section 2(15)(ii) of the Securities Act and an "eligible swap participant" as such term is defined in 17 C.F.R. § 35.1(b)(2).

(b)	Counterparty represents (which representations will be deemed to be repeated on each Tranche Date) to Citibank that:

(i)

It understands no obligations of Citibank to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Citibank or any governmental agency;

(ii)

Its financial condition is such that it has no need for liquidity with respect to its investment in the Transactions and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness. Its investments in and liabilities in respect of the Transactions, which it understands is not readily marketable, is not disproportionate to its net worth, and it is able to bear any loss in connection with the Transactions, including the loss of its entire investment in the Transactions;

(iii)

It understands that this Transaction and, except as provided in paragraph 10 ("Securities Laws and Registration"), the transactions contemplated herein will not be registered under the Securities Act or any state securities law or other applicable federal securities law;

(iv)

IT UNDERSTANDS THAT THIS TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS; and

(c)	With respect to this Transaction, each representation under the Agreement made or deemed made on each date on which a Transaction is entered into shall be deemed made on each Tranche Date.
13.	Accounts for Payment:

To Citibank:	Citibank, N.A.
ABA# 021000089
For credit to Equity Derivatives
DDA# 00167679

To Counterparty:	To be advised.

14.	Delivery Instructions:

Unless otherwise directed in writing, any Common Shares to be delivered hereunder shall be delivered as follows:

To Citibank:	DTC-908
Acct. # 846331

To Counterparty:	To be advised.

15.	Addresses for Notices:

For purposes of Section 12(a) of the Agreement, unless otherwise directed in writing, all notices or communications to Counterparty or Citibank shall be delivered to the following addresses:

To Citibank:	Citibank, N.A.
390 Greenwich Street, 3rd Floor
New York, NY 10013
Attention: Equity Derivatives
Facsimile: (212) 723-8750
Telephone: (212) 723-7357

with a copy to:	Citibank, N.A.
250 West Street, 10th Floor
New York, NY 10013
Attention: GRB Legal Group - Derivatives
Facsimile: (212) 816-7772
Telephone: (212) 816-2211

To Counterparty:	Bausch & Lomb Incorporated
1 Bausch & Lomb Place
Rochester, NY 14604
Attention: Treasurer
Facsimile: (716) 338-8736
Telephone: (716) 338-6045

with a copy to:	Bausch & Lomb Incorporated
1 Bausch & Lomb Place
Rochester, NY 14604
Attention: Senior Vice President and General Counsel
Facsimile: (716) 338-8706
Telephone: (716) 338-6409

Yours sincerely,

CITIBANK, N.A.

By:_____________________
Authorized Representative

Confirmed as of the date first above written:

BAUSCH & LOMB INCORPORATED

By:_____________________________
Name:
Title:

EXHIBIT A
FORM OF FORWARD
EQUITY ACQUISITION
TRANSACTION CONFIRMATION

CONFIRMATION

Date:                _________________

To:                  Bausch & Lomb Incorporated

Telefax No.:      [                ]

Attention:         [                 ]

From:              Citibank, N.A.

Telefax No.:      _________________

Transaction Reference Number:  ____________________

The purpose of this communication is to set forth the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the "Transaction") between you and us. This communication, together with the Master Confirmation (as defined below), constitutes a "Confirmation" as referred to in the Master Confirmation.
1.

The definitions and provisions contained in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2.

This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Forward Equity Acquisition Transactions dated as of November 22, 2000 (the "Master Confirmation") between you and us. All provisions contained in the Agreement (as defined in the Master Confirmation) shall govern this Confirmation except as expressly modified below.

For the purposes of this Confirmation, "Citibank" means Citibank, N.A. and "Counterparty" means Bausch & Lomb Incorporated.
3.	The particular Transaction to which this Confirmation relates is a forward equity acquisition transaction, the terms of which are as follows:

Trade Date:	[ ].
Initial Reset Date:	[The Maturity Date ] (or, if such date is not a Trading Day, the next Trading Day).
Notice Date:	[3 months before the Maturity Date] (or, if such date is not a Business Day, the next Business Day).
Optional Unwind Date:	[1 year after the Trade Date ] (or, if such date is not a Trading Day, the next Trading Day).
Maturity Date:	[2 years from the Trade Date ] (or, if such date is not a Trading Day, the next Trading Day).
Carrying Spread:	[2.00] % per annum.
Initial Cap:	[ ] Common Shares ([10.0x] the Number of Common Shares)
Structuring Fee Amount:	[None]
Tranche Fee Rate:	[$0.05]

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.

Yours sincerely,

CITIBANK, N.A.

By:  ____________________
Authorized Representative

Confirmed as of the date first above written:

BAUSCH & LOMB INCORPORATED

By:  ___________________________
Name:
Title:

Schedule A

[Date]

Bausch & Lomb Incorporated
[                ]
[                ]
[                ]
Attention: [                ]
Facsimile: [                ]

Counterparty hereby agrees (a) to check this Schedule A carefully and immediately upon receipt to confirm that pursuant to "Procedure for Updating Schedule A" of the Master Confirmation dated as of November 22, 2000, as supplemented by the Confirmation with a Trade Date of _______, _____, between Citibank, N.A. and Bausch & Lomb Incorporated (together, the "Confirmation") the Transaction amount has been increased as shown below and otherwise so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the following correctly sets forth the terms of the agreement between us by manually signing this Schedule A and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit. Capitalized terms used herein that are not otherwise defined shall be defined as provided in the Confirmation.
Citibank Reference Number	Tranche Date	Number of Common Shares	Tranche Price Per Share	Tranche Amount	Tranche Initial Funding Rate	Initial Cap	Share Price Trigger	Registration Trigger
						[ ] Shares	[$24 ][1]	[$27]

Yours sincerely,

CITIBANK, N.A.

By:  _____________________
Authorized Representative

Confirmed as of the date first above written:

BAUSCH & LOMB INCORPORATED

By:  ____________________________
Name:
Title:

1     Include if desire to modify the Master Confirmation.

Annex A
(a)

Counterparty shall file with the SEC the Registration Statement and thereafter use all reasonable commercial efforts to within its control cause the Registration Statement to be declared and remain effective for the period set forth in Paragraph 10(c) of the Master Confirmation. Counterparty shall furnish to Citibank a copy of the Registration Statement and each amendment or supplement thereto prior to their filing with the SEC, shall provide Citibank and its Affiliates the opportunity to participate in the preparation thereof and shall use its best efforts to reflect in each such document such comments as Citibank and its Affiliates may propose.

(b)	Counterparty will immediately notify Citibank:

(i)	when the Registration Statement or any amendment or post-effective amendment thereto shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed;
(ii)

of any request by the SEC (or any other federal or state governmental authority) to amend the Registration Statement or amend or supplement the Prospectus or for additional information after the Registration Statement shall have become effective;

(iii)

of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary or final Prospectus, or the institution or threat of any proceedings for any such purposes; and

(iv)

of the existence of any fact or circumstance that results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a misstatement of material fact or omitting to state a material fact necessary to make any statement therein (in light of the circumstances in which they were made with respect to a prospectus) not misleading.

(c)

Counterparty will use all reasonable commercial efforts within its control to contest the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the lifting thereof as soon thereafter as is possible. If the Registration Statement, the Prospectus or any document incorporated therein by reference contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein (in light of the circumstances in which they were made with respect to a prospectus) not misleading, Counterparty will use all reasonable commercial efforts within it control to as promptly as practicable file any required document and prepare and furnish to Citibank a reasonable number of copies of such supplement or amendment thereto as may be necessary so that the Prospectus, as thereafter delivered to the purchasers in connection with resales of Common Shares under the Master Confirmation, will not contain any misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein (in light of the circumstances in which they were made with respect to a prospectus) not misleading.

(d)

Counterparty will furnish to Citibank and its Affiliates, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, prospectus supplements, and signed copies of all consents and certificates of experts, as Citibank may reasonably request. Counterparty will deliver to Citibank and its Affiliates, without charge, as many copies of each preliminary prospectus as Citibank may reasonably request, and Counterparty hereby consents to the use of such copies for purposes permitted by the Securities Act. Counterparty will deliver to Citibank and its Affiliates, without charge, from time to time during the period during which the Prospectus is required to be delivered under the Securities Act in connection with resales of Common Shares hereunder, such number of copies of the Prospectus (as supplemented or amended) as Citibank may reasonably request.

Annex B
(a)

Counterparty will use all reasonable commercial efforts to take all actions within its control so that all Common Shares covered by the Registration Statement are eligible for sale on the Principal Market.

(b)

Counterparty will use all reasonable commercial efforts within its control to qualify the Common Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as Citibank may designate; provided , however, that Counterparty shall not be obligated under this provision to qualify the Common Shares for offering and sale under the applicable securities laws of such states and other jurisdictions where Counterparty would be required to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction where Counterparty is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. Counterparty will use all reasonable commercial efforts within its control to file such statements and reports as may be required by the laws of each jurisdiction in which the Common Shares have been qualified as above provided. Counterparty will immediately notify Citibank of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, or of the institution or threat of any proceedings for such purpose.

(c)

Counterparty will enter into such customary agreements, including a customary underwriting or agency agreement with Citibank, its Affiliates and other underwriters or agents, if any, selected by Citibank, as requested by Citibank in order to expedite or facilitate the disposition of the Common Shares and will use all commercially reasonable efforts within its control to comply with such agreements.

(d)

Counterparty will cooperate with Citibank, its Affiliates and each such underwriter or agent participating in the disposition of such Common Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

(e)

Counterparty will use all reasonable commercial efforts to the extent within its control to comply with the Securities Act and the Exchange Act to the extent applicable to Counterparty so as to permit the completion of the distribution of the Common Shares in accordance with the intended method or methods of distribution contemplated in the Prospectus, as indicated by Citibank. Counterparty will use its best efforts to make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.